Exhibit 99.1
Xylem Inc.
1 International Drive, Rye Brook N.Y. 10573
Tel +1.914.323.5700 Fax +1.914.323.5752

Contacts:	Media	Investors
	Houston Spencer +1 (914) 323-5723	Matt Latino +1 (914) 323-5821
	Houston.Spencer@xyleminc.com	Matthew.Latino@xyleminc.com

Xylem Reports Second Quarter 2020 Results,
Appoints Two New Board Members

•Reported net income of $31 million or $0.17 per share; adjusted net income of $73 million or $0.40 per share
•Revenue declined 14% on a reported basis, and 12% organically, impacted by COVID-19
•Strong cash performance with free cash flow of $137 million, up 117%; and operating cash flow of $181 million, up 47%

RYE BROOK, N.Y., July 30, 2020 – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported second quarter 2020 net income of $31 million, or $0.17 per share. Excluding the impact of restructuring, realignment and special charges, the Company delivered adjusted net income of $73 million or $0.40 per share in the quarter.

Second quarter revenue was $1.2 billion, down 14 percent on a reported basis and 12 percent organically, declining less than previously expected primarily driven by the resilience of the wastewater utility business. Orders were down 11 percent on a reported basis and 9 percent, organically. Reported operating margin in the quarter was 4.7 percent, down 800 basis points versus the prior year. Adjusted operating margin was 9.3 percent, down 500 basis points compared to the prior year. Both were driven largely by the pandemic’s impact on volume in the quarter.

Xylem ended the quarter with $181 million of operating cash flow, and $137 million of free cash flow, more than doubling from the prior year, driven by strong working capital performance and reduced capital spending. The Company’s liquidity remains strong, at approximately $2.4 billion from healthy cash generation and issuance of a $1 billion green bond in June.

“The quick action from our teams in the first and second quarters allowed us to adapt swiftly, and positioned us well to mitigate the near-term impacts of the pandemic,” said Patrick Decker, Xylem’s president and CEO. “Our financial and supply chain strengths have enabled us to stand behind our customers and the essential services they have been delivering during the pandemic to the communities we all serve.”

“Clearly, there are still near-term market challenges and macro uncertainty. That said, we are optimistic on the basis of modestly improving trajectories in some of our key markets,” continued Decker. “We’ve delivered significant commercial momentum alongside very strong cash performance. And we are well positioned both to be resilient in a range of short-term scenarios, and to capitalize on the market’s recovery over the longer term.”

Outlook

Xylem withdrew 2020 guidance earlier this year due to the uncertainties caused by COVID-19. The Company is not reinstating full-year guidance, but is providing a framework for the third quarter which includes expectation that organic revenue will be down in the range of 8 to 12 percent – down 10 to 14 percent on a reported basis – and adjusted operating margin will be in the range of 11.0 percent to 11.5 percent. This represents sequential improvement in both organic revenue and adjusted operating margin from the second quarter to the third quarter.

Appointments to Board of Directors

Xylem also announced that Lila Tretikov and Uday Yadav have been elected to the Company’s Board of Directors.

Ms. Tretikov currently serves as corporate vice president of technology in the Office of the CTO at Microsoft Corporation. In that role, she applies a cross-disciplinary approach to the development and commercialization of advanced-technology products that apply innovation to solve complex problems.

Mr. Yadav is the president and chief operating officer of Eaton's Electrical Sector, which reported $13.3 billion in revenue for 2019. He brings over 20 years of international and industrial experience and global P&L leadership serving diverse sectors including heavy industry, aerospace, and automotive. He has deep experience in deploying new product and service solutions, and developing new business models.

“We are pleased to welcome Lila and Uday to the Board of Directors,” said Robert Friel, chair of Xylem’s Board. “Both have outstanding leadership experience and global perspectives that are complimentary to the Board. Lila’s background in technology and innovation will add insights to the Company’s focus on the digital transformation of the water sector. Uday combines operational discipline with expertise in industrial transformation across international markets. We look forward to working with both of them as we continue to grow the company and create value for our shareholders.”

Further commenting on the appointments, Decker added, “In addition to their outstanding qualifications, Lila and Uday’s appointments further deepen the diversity of our Board, which is important to the long-term sustainability of our business. All of Xylem’s stakeholders will benefit from Lila and Uday’s rich experience as we bring innovation to bear on solving the world’s toughest water challenges.”

Second Quarter Segment Results

Water Infrastructure

Xylem’s Water Infrastructure segment consists of its portfolio of businesses serving wastewater transport and treatment, clean water delivery, and dewatering.
•Second quarter 2020 revenue was $501 million, down 8 percent organically, and down 11 percent as reported, compared with second quarter 2019. Utilities spending in critical wastewater infrastructure remained relatively resilient in the quarter, offset by soft industrial and construction market rental activity in North America dewatering.
•Second quarter reported operating income for the segment was $73 million. Adjusted operating income for the segment, which excludes $8 million of restructuring and realignment costs, was $81 million. Reported operating margin for the segment was 14.6 percent, down 290 basis points versus prior year. Adjusted operating margins of 16.2 percent were down 290 basis points versus prior year from lower sales volume, unfavorable mix and higher inflation partially offset by productivity benefits.

Applied Water

Xylem’s Applied Water segment consists of its portfolio of businesses in industrial, commercial building, and residential applications.
•Second quarter 2020 revenue was $337 million, a 13 percent decline organically year-over-year, a 14 percent decline as reported, driven by volume weakness across industrial, commercial and residential end markets from COVID-19 related site restrictions and limited activity levels primarily in the United States.
•Second quarter reported operating income for the segment was $41 million and adjusted operating income, which excludes $4 million of restructuring and realignment costs, was $45 million. The segment’s reported operating margin was 12.2 percent, down 350 basis points versus prior year, and adjusted operating margin was 13.4 percent, down 340 basis points versus prior year. Volume declines and inflation were partially offset by productivity benefits and price realization.

Measurement & Control Solutions

Xylem’s Measurement & Control Solutions segment consists of its portfolio of businesses in smart metering, network technologies, advanced infrastructure analytics and analytic instrumentation.
•Second quarter 2020 revenue was $322 million, down 17 percent organically and as reported versus the prior year driven by significant impacts from COVID-19 site restrictions delaying large project deployments and meter replacement activity.
•Reported operating income for the segment was negative $46 million, and adjusted operating income, which excludes $31 million of restructuring and realignment costs and $10 million of special charges, was negative 5 million. The segment reported operating margin was -14.3 percent, down 21 percent versus prior year. Adjusted operating margin contracted to -1.6 percent, down 10.3 percent from prior year primarily driven by volume declines which were partly offset by cost reductions.

Supplemental information on Xylem’s first quarter 2020 earnings and reconciliations for certain non-GAAP items is posted at www.xylem.com/investors.

###

About Lila Tretikov

Lila Tretikov is a corporate vice president of technology in the Office of the CTO at Microsoft Corporation, and a leading expert on artificial intelligence and business transformation. She brings a diverse background of business, technology, design, and policy. In her role at Microsoft, Lila applies a cross-disciplinary approach to creating solutions that address some of the world's most challenging problems and empower humanity through technology.

Prior to Microsoft, Tretikov was chief executive officer of Terrawatt and senior vice president of Engie, a global organization based in France, with a mission to alter the Earth's ecology through energy transition to CO2-negative systems. She was also chief executive of Wikimedia Foundation, an organization supporting Wikipedia. She has authored numerous patents and articles in the field of technology-enabled business transformations. She previously served on the Board of Rackspace, a publicly traded cloud technology company, and several private companies.

Tretikov attended Moscow State Lomonosov University, where she studied Mathematics, and the University of California, Berkeley, where she studied Artificial Intelligence and Visual Art.

About Uday Yadav

Uday Yadav is president and chief operating officer, Electrical Sector, for Eaton, a power management company. In this role, Yadav is responsible for the company’s global electrical business and has corporate responsibility for Eaton’s Europe, Middle East and Africa region. Previously, Yadav served as president and chief operating officer of the company’s Industrial Sector and had corporate responsibility for the company’s operations in the Asia Pacific, Central and South American regions.

Since joining Eaton in 1999, Yadav has held leadership positions in all of Eaton’s operating groups, as well as corporate-wide roles. He has served as president of Eaton’s Aerospace segment; executive vice president, Eaton Business System; president, Hydraulics - Asia Pacific; vice president of Supply Chain Management for the Fluid Power Group; local managing director for Eaton in India; and held in-market roles based in China, Europe and the United States. Prior to joining Eaton, Yadav worked with Lucas Engineering and Systems and Aeroquip Vickers, based in the UK.

Yadav holds a double degree with honors in engineering and business from Nottingham Trent University in the United Kingdom.

About Xylem

Xylem (XYL) is a leading global water technology company committed to solving critical water and infrastructure challenges with technological innovation. Our more than 16,000 diverse employees delivered revenue of $5.25 billion in 2019. We are creating a more sustainable world by enabling our customers to optimize water and resource management, and helping communities in more than 150 countries become water-secure. Join us at www.xylem.com.

Forward-Looking Statements

This press release contains information that may constitute “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “contemplate,” “predict,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should,” “potential,” “may” and similar expressions identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements include any statements that are not historical in nature, including any statements about the capitalization of Xylem Inc. (the “Company”), the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future - including statements relating to orders, revenues, operating margins and earnings per share growth, and statements expressing general views about future operating results - are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Many of these risks and uncertainties are currently amplified by and may continue to be amplified by, or in the future may be amplified by, the novel coronavirus (“COVID-19”) pandemic.
Factors that could cause results to differ materially from those anticipated include: overall economic and business conditions; uncertainty of the magnitude, duration, geographic reach and impact on the global economy of the COVID-19 pandemic; the current, and uncertain future, impact of the COVID-19 pandemic on our business, growth, projections, financial condition, operations, cash flows, and liquidity, including the impact of adverse economic conditions caused by the COVID-19 pandemic on our performance or customer markets; actual or potential other epidemics, pandemics or global health crises; geopolitical and other risks associated with our international operations, including military actions, protectionism, economic sanctions or trade barriers including tariffs and embargoes that could affect customer markets and our business, and non-compliance with laws, including foreign corrupt practice laws, data privacy, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; disruption, competition and pricing pressures in the markets we serve; industrial, governmental and private sector spending; the strength of housing and related markets; weather conditions; ability to retain and attract talent and key members of management; our relationship with and the performance of our supply chain including channel partners; our ability to successfully identify, complete and integrate acquisitions; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; uncertainty from the expected discontinuance of LIBOR and transition to any other interest rate benchmark; changes in the value of goodwill or intangible assets; the preliminary nature of our cost and savings estimates related to restructuring, realignment and related charges, including the timing of such charges and savings, which are subject to change as the Company makes decisions and refines estimates over time; timing delays in implementing restructuring, realignment and strategic initiatives; our ability to realize all of the cost savings anticipated in connection with restructuring and realignment; management and employee distraction resulting from restructuring actions; our ability to continue making strategic investments for growth; risks relating to product defects, product security, product liability and recalls; claims or investigations by governmental or regulatory bodies; cybersecurity attacks, breaches or other disruptions of information technology systems on which we rely; our sustainability initiatives; the anticipated use of proceeds from our green bond offering, including any failure to allocate the net proceeds to eligible green projects, or to meet or continue to meet the investment requirements of certain environmentally focused investors; litigation and contingent liabilities; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, “Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in subsequent filings we have made or may make with the Securities and Exchange Commission. All forward-looking statements made herein are based on information currently available to the Company as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

	Three Months		Six Months
For the period ended June 30,	2020	2019	2020	2019
Revenue	$1,160	$1,345	$2,283	$2,582
Cost of revenue	726	819	1,440	1,582
Gross profit	434	526	843	1,000
Selling, general and administrative expenses	288	294	585	597
Research and development expenses	44	47	93	98
Restructuring and asset impairment charges	48	14	50	25
Operating income	54	171	115	280
Interest expense	18	18	34	36
Other non-operating (expense) income, net	(1)	3	(4)	5
Gain from sale of business	—	—	—	1
Income before taxes	35	156	77	250
Income tax expense	4	17	8	32
Net income	$31	$139	$69	$218
Earnings per share:
Basic	$0.17	$0.77	$0.38	$1.21
Diluted	$0.17	$0.77	$0.38	$1.20
Weighted average number of shares:
Basic	180.0	180.0	180.1	179.9
Diluted	180.6	181.2	181.0	181.1

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

	June 30, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$1,577	$724
Receivables, less allowances for discounts, returns and doubtful accounts of $35 and $35 in 2020 and 2019, respectively	956	1,036
Inventories	595	539
Prepaid and other current assets	173	151
Total current assets	3,301	2,450
Property, plant and equipment, net	635	658
Goodwill	2,820	2,839
Other intangible assets, net	1,108	1,174
Other non-current assets	580	589
Total assets	$8,444	$7,710
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$498	$597
Accrued and other current liabilities	663	628
Short-term borrowings and current maturities of long-term debt	212	276
Total current liabilities	1,373	1,501
Long-term debt	3,031	2,040
Accrued postretirement benefits	446	445
Deferred income tax liabilities	304	310
Other non-current accrued liabilities	425	447
Total liabilities	5,579	4,743
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 194.5 shares and 193.9 shares in 2020 and 2019, respectively	2	2
Capital in excess of par value	2,012	1,991
Retained earnings	1,838	1,866
Treasury stock – at cost 14.5 shares and 13.7 shares in 2020 and 2019, respectively	(587)	(527)
Accumulated other comprehensive loss	(409)	(375)
Total stockholders’ equity	2,856	2,957
Non-controlling interest	9	10
Total equity	2,865	2,967
Total liabilities and stockholders’ equity	$8,444	$7,710

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the six months ended June 30,	2020	2019
Operating Activities
Net income	$69	$218
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	58	58
Amortization	68	69
Share-based compensation	16	16
Restructuring and asset impairment charges	50	25
Gain from sale of business	—	(1)
Other, net	18	4
Payments for restructuring	(12)	(12)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	48	(68)
Changes in inventories	(63)	(10)
Changes in accounts payable	(86)	(23)
Other, net	13	(70)
Net Cash – Operating activities	179	206
Investing Activities
Capital expenditures	(95)	(129)
Acquisition of businesses, net of cash acquired	—	(18)
Proceeds from sale of business	—	(2)
Other, net	7	3
Net Cash – Investing activities	(88)	(146)
Financing Activities
Short-term debt issued, net	359	257
Short-term debt repaid	(422)	(113)
Long-term debt issued, net	987	—
Repurchase of common stock	(60)	(39)
Proceeds from exercise of employee stock options	5	8
Dividends paid	(95)	(87)
Other, net	—	(1)
Net Cash – Financing activities	774	25
Effect of exchange rate changes on cash	(12)	2
Net change in cash and cash equivalents	853	87
Cash and cash equivalents at beginning of year	724	296
Cash and cash equivalents at end of period	$1,577	$383
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$45	$45
Income taxes (net of refunds received)	$11	$74

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or "adjusted") measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following items to represent the non-GAAP measures we consider to be key performance indicators, as well as the related reconciling items to the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

“Organic revenue" and "Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
"Adjusted Operating Income", "Adjusted Segment Operating Income", "Adjusted Net Income" and “Adjusted EPS” defined as operating income, segment operating income, net income and earnings per share, adjusted to exclude restructuring and realignment costs, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.
"Adjusted Operating Margin" and "Adjusted Segment Operating Margin" defined as adjusted operating income and adjusted segment operating income divided by total revenue and segment revenue, respectively.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures, and "Free Cash Flow Conversion" defined as Free Cash Flow divided by net income, excluding the gain on sale of businesses and non-cash impairment charges. Our definitions of "free cash flow" and "free cash flow conversion" does not consider certain non-discretionary cash payments, such as debt.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Special charges" defined as costs incurred by the Company, such as acquisition and integration related costs, non-cash impairment charges and other special non-operating items, such as pension adjustments.
“Tax-related special items" defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2020 v. 2019	% Change 2020 v. 2019	Acquisitions/ Divestitures	FX Impact	Change Adj. 2020 v. 2019	% Change Adj. 2020 v. 2019
	2020	2019

Six Months Ended June 30
Xylem Inc.	2,493	2,707	(214)	-8%	—	59	(155)	-6%	-6%
Water Infrastructure	1,112	1,118	(6)	-1%	—	42	36	3%	3%
Applied Water	698	793	(95)	-12%	—	10	(85)	-11%	-11%
Measurement & Control Solutions	683	796	(113)	-14%	—	7	(106)	-13%	-13%

Quarter Ended June 30
Xylem Inc.	1,232	1,392	(160)	-11%	—	36	(124)	-9%	-9%
Water Infrastructure	598	586	12	2%	—	27	39	7%	7%
Applied Water	326	399	(73)	-18%	—	6	(67)	-17%	-17%
Measurement & Control Solutions	308	407	(99)	-24%	—	3	(96)	-24%	-24%

Quarter Ended March 31
Xylem Inc.	1,261	1,315	(54)	-4%	—	23	(31)	-2%	-2%
Water Infrastructure	514	532	(18)	-3%	—	15	(3)	-1%	-1%
Applied Water	372	394	(22)	-6%	—	4	(18)	-5%	-5%
Measurement & Control Solutions	375	389	(14)	-4%	—	4	(10)	-3%	-3%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2020 v. 2019	% Change 2020 v. 2019	Acquisitions / Divestitures	FX Impact	Change Adj. 2020 v. 2019	% Change Adj. 2020 v. 2019
	2020	2019

Six Months Ended June 30
Xylem Inc.	2,283	2,582	(299)	-12%	—	44	(255)	-10%	-10%
Water Infrastructure	939	1,043	(104)	-10%	—	28	(76)	-7%	-7%
Applied Water	675	773	(98)	-13%	—	9	(89)	-12%	-12%
Measurement & Control Solutions	669	766	(97)	-13%	—	7	(90)	-12%	-12%

Quarter Ended June 30
Xylem Inc.	1,160	1,345	(185)	-14%	—	25	(160)	-12%	-12%
Water Infrastructure	501	561	(60)	-11%	—	16	(44)	-8%	-8%
Applied Water	337	394	(57)	-14%	—	6	(51)	-13%	-13%
Measurement & Control Solutions	322	390	(68)	-17%	—	3	(65)	-17%	-17%

Quarter Ended March 31
Xylem Inc.	1,123	1,237	(114)	-9%	—	19	(95)	-8%	-8%
Water Infrastructure	438	482	(44)	-9%	—	12	(32)	-7%	-7%
Applied Water	338	379	(41)	-11%	—	3	(38)	-10%	-10%
Measurement & Control Solutions	347	376	(29)	-8%	—	4	(25)	-7%	-7%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1		Q2		YTD
	2020	2019	2020	2019	2020	2019
Total Revenue
• Total Xylem	1,123	1,237	1,160	1,345	2,283	2,582
• Water Infrastructure	438	482	501	561	939	1,043
• Applied Water	338	379	337	394	675	773
• Measurement & Control Solutions	347	376	322	390	669	766
Operating Income
• Total Xylem	61	109	54	171	115	280
• Water Infrastructure	39	51	73	98	112	149
• Applied Water	47	56	41	62	88	118
• Measurement & Control Solutions	(12)	16	(46)	26	(58)	42
• Total Segments	74	123	68	186	142	309
Operating Margin
• Total Xylem	5.4%	8.8%	4.7%	12.7%	5.0%	10.8%
• Water Infrastructure	8.9%	10.6%	14.6%	17.5%	11.9%	14.3%
• Applied Water	13.9%	14.8%	12.2%	15.7%	13.0%	15.3%
• Measurement & Control Solutions	(3.5)%	4.3%	(14.3)%	6.7%	(8.7)%	5.5%
• Total Segments	6.6%	9.9%	5.9%	13.8%	6.2%	12.0%
Special Charges
• Total Xylem	—	4	11	—	11	4
• Water Infrastructure	—	—	—	—	—	—
• Applied Water	—	—	—	—	—	—
• Measurement & Control Solutions	—	4	10	—	10	4
• Total Segments	—	4	10	—	10	4
Restructuring & Realignment Costs
• Total Xylem	9	20	43	21	52	41
• Water Infrastructure	5	9	8	9	13	18
• Applied Water	2	3	4	4	6	7
• Measurement & Control Solutions	2	8	31	8	33	16
• Total Segments	9	20	43	21	52	41
Adjusted Operating Income
• Total Xylem	70	133	108	192	178	325
• Water Infrastructure	44	60	81	107	125	167
• Applied Water	49	59	45	66	94	125
• Measurement & Control Solutions	(10)	28	(5)	34	(15)	62
• Total Segments	83	147	121	207	204	354
Adjusted Operating Margin
• Total Xylem	6.2%	10.8%	9.3%	14.3%	7.8%	12.6%
• Water Infrastructure	10.0%	12.4%	16.2%	19.1%	13.3%	16.0%
• Applied Water	14.5%	15.6%	13.4%	16.8%	13.9%	16.2%
• Measurement & Control Solutions	(2.9)%	7.4%	(1.6)%	8.7%	(2.2)%	8.1%
• Total Segments	7.4%	11.9%	10.4%	15.4%	8.9%	13.7%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q2 2020				Q2 2019
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,160	—		1,160	1,345	—		1,345
Operating Income	54	54	a	108	171	21	a	192
Operating Margin	4.7%			9.3%	12.7%			14.3%
Interest Expense	(18)	—		(18)	(18)	—		(18)
Other Non-Operating Income (Expense)	(1)	2	b	1	3	—		3
Income before Taxes	35	56		91	156	21		177
Provision for Income Taxes	(4)	(14)	c	(18)	(17)	(17)	c	(34)
Net Income attributable to Xylem	31	42		73	139	4		143
Diluted Shares	180.6			180.6	181.2			181.2
Diluted EPS	$0.17	$0.23		$0.40	$0.77	$0.02		$0.79

Year-over-year currency translation impact on current year diluted EPS	$(0.01)	$—		$(0.01)
Diluted EPS at Constant Currency	$0.18	$0.23		$0.41

	Q2 YTD 2020				Q2 YTD 2019
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	2,283	—		2,283	2,582	—		2,582
Operating Income	115	63	a	178	280	45	a	325
Operating Margin	5.0%			7.8%	10.8%			12.6%
Interest Expense	(34)	—		(34)	(36)	—		(36)
Other Non-Operating Income (Expense)	(4)	3	b	(1)	5	—		5
Gain/(Loss) from sale of business	—	—		—	1	(1)		—
Income before Taxes	77	66		143	250	44		294
Provision for Income Taxes	(8)	(20)	c	(28)	(32)	(25)	c	(57)
Net Income attributable to Xylem	69	46		115	218	19		237
Diluted Shares	181.0			181.0	181.1			181.1
Diluted EPS	$0.38	$0.25		$0.63	$1.20	$0.11		$1.31

Year-over-year currency translation impact on current year diluted EPS	$(0.02)	$(0.01)		$(0.03)
Diluted EPS at Constant Currency	$0.40	$0.26		$0.66

a	Quarter-to-date: Restructuring & realignment costs of $43 million in 2020 and $21 million in 2019.; special charges of $11 million ($10 million of intangible asset impairment charges and $1 million of other charges) in 2020.
Year-to-date: Restructuring & realignment costs of $52 million and $41 million in 2020 and 2019, respectively; special charges of $11 million ($10 million of intangible asset impairment charges and $1 million of other charges) and $4 million of special charges in 2019 ($1 million of acquisition related costs and $3 million of asset impairment).
b	Special charges consist of pension costs related to the UK pension plan that has been transferred to an annuity in 2020 as part of the planned buyout activities.
c	Quarter-to-date: Net tax impact on restructuring & realignment costs of $10 million and $4 million in 2020 and 2019, respectively; $3 million of tax on special charges in 2020; and $1 million and $13 million of negative impact from tax related special benefit adjustments in 2020 and 2019, respectively.
Year-to-date: Net tax impact on restructuring & realignment costs of $12 million and $8 million in 2020 and 2019, respectively; $3 million of tax impact on special charges in 2020; and $5 million and $17 million of negative impact from tax related special benefit adjustments in 2020 and 2019, respectively.

Xylem Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Free Cash Flow
($ Millions)

	Q1		Q2		Year-to-Date
	2020	2019	2020	2019	2020	2019
Net Cash - Operating Activities	$(2)	$83	$181	$123	$179	$206
Capital Expenditures - PP&E	(32)	(53)	(24)	(40)	(56)	(93)
Capital Expenditures - Software	(19)	(16)	(20)	(20)	(39)	(36)
Capital Expenditures	(51)	(69)	(44)	(60)	(95)	(129)
Free Cash Flow	$(53)	$14	$137	$63	$84	$77
Net Income	38	79	31	139	69	218
Gain/(Loss) from sale of businesses	—	1	—	—	—	1
Restructuring Charges - non-cash impairment	—	—	(17)	—	(17)	—
Special Charges - non-cash impairment	—	(3)	(10)	—	(10)	(3)
Net Income, excluding gain on sale of businesses and non-cash impairment charges	$38	$81	$58	$139	$96	$220
Operating Cash Flow Conversion	(5)%	105%	584%	88%	259%	94%
Free Cash Flow Conversion	(139)%	17%	236%	45%	88%	35%